Exhibit 77Q1(e)(iv)

The Sub-Advisory Agreement dated July 28, 2010 between the Registrant, on behalf of Westpeak ActiveBeta(r) Equity Fund, and Natixis Asset Management Advisors, L.P., and Westpeak Global Advisors, L.P. is incorporated by reference to exhibit (d)(2)(ix) of post-effective amendment no. 151 to the Registration Statement filed on Form Type 485BPOS on September 29, 2010 (Accession No. 0001193125-10-219577).